Filed under Rule 424 (b)(3), File No. 333-132201
Pricing Supplement No. 3 - dated 04/17/2006
(To prospectus dated March 7, 2006 and
 prospectus supplement dated March 30, 2006)

Toyota Motor Credit Corporation


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                           Purchasing      Proceeds
  CUSIP      Price to        Agent's        Before
  Number     Public(1)     Discount(1)     Expenses(1)
===================================================================


89240AAH3      100%          0.625%         99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

 5.250%         Semi-Annual      05/20/2009      Yes

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Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate
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Interest Payment Dates:  The  20th day of May and November
of each year commencing  11/20/2006, and at Maturity

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 05/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
===================================================================
                           Purchasing      Proceeds
  CUSIP      Price to        Agent's        Before
  Number     Public(1)     Discount(1)     Expenses(1)
===================================================================


89240AAJ9      100%          1.100%         98.900%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

 See table below    Semi-Annual      05/21/2012      Yes

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Medium-Term Note, Series B - TMCC CoreNotes - Step-Up Fixed Rate
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Interest Payment Dates:  The  20th day of May and November
of each year commencing  11/20/2006, and at Maturity

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 05/20/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

Step Coupon Schedule:

Applicable Interest Rate Per Annum:            Period:
-----------------------------------------------------------------------
5.2000%                             4/26/2006 to but excluding 5/20/2008
5.4000%                             5/20/2008 to but excluding 5/20/2010
7.8000%                             5/20/2010 to but excluding 5/21/2012
===================================================================
                           Purchasing      Proceeds
  CUSIP      Price to        Agent's        Before
  Number     Public(1)     Discount(1)     Expenses(1)
===================================================================


89240AAK6      100%          2.000%         98.000%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

 6.000%         Semi-Annual      05/20/2021      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate
-------------------------------------------------------------------

Interest Payment Dates: The 20th day of May and November of each year commencing 11/20/2006, and at Maturity

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 05/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  04/21/2006
Issue Date:  04/26/2006
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
Form: Book-entry
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

(1) Expressed as a percentage of the minimum denomination


Merrill Lynch & Co.
Purchasing Agent
Acting as Principal
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